                               SCHEDULE 14A INFORMATION

                      PROXY STATEMENT PURSUANT TO SECTION 14(a)
                        OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant                      /X/
Filed by a Party other than the Registrant   / /

Check the appropriate box:

/ /  Preliminary Proxy Statement
/ / Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Section 240.14a-12

                                     ENSTAR INC.
                   (Name of Registrant as Specified in its Charter)


                         ------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)   Title of each class of securities to which transaction applies:

     ------------------------------------------------------------------------

     2)   Aggregate number of securities to which transaction applies:

     ------------------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     ------------------------------------------------------------------------

     4)   Proposed maximum aggregate value of transaction:

     ------------------------------------------------------------------------

     5)   Total fee paid:

      -----------------------------------------------------------------------

/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:
                                  -------------------------------------------

     2)   Form Schedule or Registration Statement No.:
                                                        ---------------------

     3)   Filing Party:
                        -----------------------------------------------------

     4)   Date Filed:
                      -------------------------------------------------------

                                     ENStar Inc.
                                7450 Flying Cloud Drive
                             Eden Prairie, Minnesota  55344

                                ---------------------

                                       June 4, 1999

Dear Shareholder:

     You are cordially invited to attend the 1999 Annual Meeting of Shareholders of ENStar Inc. to be held at 10:00 a.m. on July 13, 1999, at the offices of Americable, Inc., 7450 Flying Cloud Drive, Eden Prairie, Minnesota 55344.

     The Notice of Annual Meeting and the Proxy Statement that follow describe the formal business to be transacted at the meeting. During the meeting we also will review the activities of the past year and items of general interest about ENStar Inc. (the "Company"). Also, shareholders will be given the opportunity to ask questions.

     The items being considered at the meeting are:

          1. election of a Board of Directors for the ensuing year and until their successors are elected and qualified; and

          2. such other business as may properly come before the meeting or any adjournment thereof.

     We recommend that you vote FOR the slate of directors that is set forth in the accompanying Proxy Statement.

     Whether or not you can attend the annual meeting, please complete, sign, date and mail the enclosed proxy card promptly. This action will not limit your right to revoke your proxy in the manner described in the accompanying proxy statement or to vote in person if you wish to attend the annual meeting and vote personally.


                                       Sincerely,

                                       /s/ JEFFREY J. MICHAEL
                                       -----------------------
                                       Jeffrey J. Michael
                                       President and Chief Executive Officer

                                      ENStar Inc.
                                7450 Flying Cloud Drive
                             Eden Prairie, Minnesota  55344

                                ---------------------


                         NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                TO BE HELD JULY 13, 1999


     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of ENStar Inc., a Minnesota corporation, will be held at 10:00 a.m. on July 13, 1999, at the offices of Americable, Inc., 7450 Flying Cloud Drive, Eden Prairie, Minnesota 55344.

     This meeting is being held for the following purposes:

          1. To elect four persons to serve as directors until the next annual election of directors and until their successors are duly elected and qualified; and

          2. To transact such other business as may properly come before the meeting.

     Only shareholders of record at the close of business on June 1, 1999, will be entitled to notice of and to vote at the meeting. Whether or not you plan to be present at the meeting, please sign and return the accompanying form of proxy in the enclosed postage prepaid envelope at your earliest convenience.

                              By order of the Board of Directors

                              /s/ PETER E. FLYNN
                              --------------------
                              Peter E. Flynn
                              Executive Vice President and Secretary

Eden Prairie, Minnesota
June 4, 1999

                                     ENStar Inc.
                                7450 Flying Cloud Drive
                             Eden Prairie, Minnesota  55344

                                ---------------------

                                  PROXY STATEMENT
                          ANNUAL MEETING OF SHAREHOLDERS
                                   JULY 13, 1999

     This Proxy Statement is furnished to shareholders of ENStar Inc. ("ENStar" or the "Company"), 7450 Flying Cloud Drive, Eden Prairie, Minnesota 55344, in connection with the solicitation of proxies on behalf of the Board of Directors for use at the Annual Meeting of Shareholders to be held at 10:00 a.m. on July 13, 1999 at the offices of Americable, Inc., 7450 Flying Cloud Drive, Eden Prairie, Minnesota 55344 (the "Annual Meeting"), for the purposes set forth in the accompanying Notice of Annual Meeting. This Proxy Statement and the accompanying form of proxy are being mailed to shareholders on or about June 4, 1999.

     Shares represented by a proxy will be voted in the manner directed by the shareholder. If no direction is made, the proxy will be voted (i) for the election of the nominees for directors named in this Proxy Statement, and
(ii) in accordance with the judgment of the persons named in the proxy as to such other matters as may properly come before the meeting. Shares voted as a "withhold vote for" as to directors will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum at the meeting. If a broker submits a proxy which indicates that the broker does not have discretionary authority as to certain shares to vote on the election of directors, those shares will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum at the meeting, but will not be considered as present and entitled to vote with respect to such matters.

     All expenses of the Company in connection with this solicitation will be borne by the Company. In addition to solicitation by mail, proxies may be solicited by directors, officers and other employees of the Company by telephone, Internet, telegraph, telefax or telex, in person or otherwise, without additional compensation. The Company will also request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares held of record by such persons and will reimburse such persons and the Company's transfer agent for their reasonable out-of-pocket expenses in forwarding such material. Additionally, the Company has elected to retain the services of Norwest Bank Minnesota, National Association for the purposes of broker nominee search, distribution of proxy materials to banks, brokers, nominees and intermediaries and solicitation in order to obtain voted proxies for the Annual Meeting at an estimated cost of $2,000, plus out-of-pocket expenses.

     A shareholder giving a proxy may revoke it any time prior to the voting of the proxy by filing with the Secretary of the Company a written notice of revocation or another proxy bearing a later date. Any written notice of revocation or subsequently dated proxy should be mailed or delivered to Peter E. Flynn, Executive Vice President and Secretary, ENStar Inc., 7450 Flying Cloud Drive, Eden Prairie, Minnesota 55344.

     The close of business on June 1, 1999, was fixed by the Board of Directors as the record date for determination of shareholders entitled to notice of and to vote at the Annual Meeting. At such date the Company had outstanding 2,976,723 shares of common stock, $.01 par value per share (the "Common Stock"). Each share of Common Stock entitles the holder to one vote on all matters to come before the meeting. There is no cumulative voting.

     This Proxy Statement includes certain information regarding Americable, Inc. ("Americable"), Transition Networks, Inc. ("Transition") and Enstar Networking Corporation ("Enstar Networking"), which are (or were during 1998) operating subsidiaries of the Company. The Company sold Transition effective December 10, 1998 in the form of a sale of all of the common stock of Transition.

     The Company is including with this Proxy Statement its Annual Report to Shareholders for the year ended December 31, 1998, which includes a copy of the Company's 1998 Form 10-K Report as filed with the Securities and Exchange Commission. Shareholders may receive, without charge, additional copies of the Company's 1998 Form 10-K report by writing to ENStar Inc., 7450 Flying Cloud Drive, Eden Prairie, Minnesota, 55344, Attention: Corporate Secretary.

                         ELECTION OF DIRECTORS

     The Board of Directors has recommended that the number of directors to be elected for the coming year be set at four. The Board of Directors has nominated and recommended that the shareholders elect the nominees named below as directors of the Company for the ensuing year and until their respective successors are duly elected and qualified.

     Unless otherwise indicated thereon, the persons named in the enclosed form of proxy intend to vote FOR the election of the four nominees listed below. The affirmative vote of a majority of the shares of the Company's Common Stock present (or represented by proxy) and entitled to vote at the 1999 Annual Meeting is required to elect each of the nominees as directors for the ensuing year or until their successors are elected and have qualified. All of the nominees are members of the present Board of Directors. If for any reason any nominee shall be unavailable for election to the Board of Directors, votes will be cast pursuant to authority granted by the enclosed proxy for such other candidate or candidates as may be nominated by the Board of Directors. The Board of Directors has no reason to believe that any of the nominees listed below will be unable to serve if elected to office.

     Certain information concerning the nominees for director follows:


     Name                                Biographical Information
--------------------------       ------------------------------------------
James H. Michael (age 78)        Mr. James H. Michael has served as Chairman
                                 of the Board of ENStar since March 1996.
                                 Mr. Michael served on the Board of Directors
                                 of North Star Universal, Inc. ("NSU"), of
                                 which ENStar was a wholly owned subsidiary
                                 prior to February 1997, and was the Chairman
                                 of the Board of NSU prior to July 1991.
                                 Also prior to March 1996, Mr. Michael was
                                 Chairman of the Board of Michael Foods, Inc.
                                 ("Michael"), into which NSU was merged in
                                 February 1997.  Mr Michael is the father of
                                 Jeffrey J. Michael, ENStar's President and
                                 Chief Executive Officer.

Miles E. Efron (age 72)          Mr.Miles E. Efron has served on the Board of
                                 Directors of ENStar since March 1996.  From
                                 July 1991 until February 1997, Mr. Efron
                                 served as Chairman of the Board of Directors
                                 of NSU.  Mr. Efron also is a director of
                                 Michael and Medtox Scientific, Inc.





Richard J. Braun (age 54)        Mr. Richard J. Braun has served as a
                                 director of ENStar since March 1996.  Mr.
                                 Braun served on the Board of Directors of
                                 NSU from 1994 to 1996.  Since July 1996 he
                                 also has served as Chief Executive Officer
                                 and a Director of Medtox Scientific, Inc., a
                                 company that provides laboratory and
                                 diagnostic testing services.  From 1994 to
                                 1996, Mr. Braun acted as a private investor
                                 and provided management consulting services
                                 to the health care and technology
                                 industries.  From 1992 to 1994, Mr. Braun
                                 served as Chief Operating Officer and a
                                 Director of Employee Benefit Plans, Inc.
                                 (NYSE: EBP).

Jeffrey J. Michael (age 42)      Mr. Jeffrey J. Michael has served as the
                                 President and Chief Executive Officer of the
                                 Company since March 1996.  Mr. Michael was
                                 an initial director and officer (serving as
                                 President and Secretary) of ENStar at the
                                 time it was organized by NSU in December
                                 1995.  Mr. Michael served as President and
                                 Chief Executive Officer of NSU from December
                                 1990 until February 1997.  Mr. Michael is
                                 the son of James H. Michael.  Mr. Michael
                                 also is a director of Michael and CorVel
                                 Corporation ("CorVel").


Information Concerning the Board of Directors

     The Board of Directors met three times in 1998. The Board of Directors has established an Audit Committee and a Compensation Committee. The Board of Directors has not established a nominating committee.

     The Audit Committee, consisting of Mr. Efron and Mr. Braun, met one time in 1998. The Audit Committee reviews and makes recommendations and reports to the Board with respect to (i) the independent auditors, (ii) the quality and effectiveness of internal controls, (iii) engagement or discharge of the independent auditors, (iv) professional services provided by the independent auditors, and (v) the review and approval of major changes in the Company's accounting principals and practices.

     The Compensation Committee, consisting of Mr. Efron and Mr. Braun, adopted one written action in 1998. The Compensation Committee considers and recommends to the Board salaries, bonuses and other remuneration for the Company's executive officers. This committee also administers the ENStar 1996 Stock Incentive Plan (the "Stock Incentive Plan").

     During 1998, all of the directors attended all of the meetings of the Board of Directors and Messrs. Efron and Braun both attended the meeting of the Audit Committee.

     Compensation of Directors

     In 1998, the Company's non-employee directors received an annual retainer of $8,000 for serving as members of the Company's Board of Directors. Directors incurring travel expenses to attend meetings are reimbursed in full.

     Under the Stock Incentive Plan, each non-employee director of ENStar, upon his or her initial election as a director, is granted an option to purchase 4,000 shares of Common Stock. Starting with the 1997 Annual Meeting, each non-employee director of ENStar is also granted an option to purchase 1,000 shares of Common Stock on the date of the annual meeting of shareholders each year if the director will remain in office immediately following such meeting. The exercise price of each option is equal to 100 percent of the fair market value per share on the date of grant. Such options are non-qualified stock options, become exercisable six months after the date of grant and terminate on the fifth anniversary of the date of grant or earlier, under certain circumstances.

     As previously announced, on March 8, 1999 the Board of Directors appointed a Special Committee of the Board consisting of Richard A. Braun to consider a proposal by James Michael and Jeffrey Michael to acquire the shares of Common Stock of the Company not already owned by members of the Michael family and certain entities controlled by the Michael family. For serving on the Special Committee, Mr. Braun will receive a $12,500 monthly fee commencing in March 1999, however, such fees shall not exceed $50,000.

                       REPORT OF THE COMPENSATION COMMITTEE
                           ON EXECUTIVE COMPENSATION

General

     The Compensation Committee of the Board of Directors (the "Committee") establishes the specific compensation for the Company's executive officers who do not have direct operating responsibilities at one of the Company's operating subsidiaries. The Committee also is responsible for administering the Company's Stock Incentive Plan. Compensation for officers of the Company's operating subsidiaries, Americable and Enstar Networking, generally is determined by the Company's Chief Executive Officer, consistent with the salary structure and bonus programs at such operating subsidiaries.

Executive Compensation Philosophy and Goals

     The Company has only one executive officer who does not have direct operating responsibilities at any of its operating subsidiaries, Jeffrey J. Michael, President and Chief Executive Officer. The compensation arrangements for Mr. Michael are designed to motivate and reward the executive for attaining financial and strategic objectives essential to the Company's overall success and continued growth, while at the same time allowing the Company to retain high caliber executives. The key components of the Company's compensation programs are base salary, cash bonuses and stock options.

     The Company's other current named executive officers include Peter E. Flynn, Executive Vice President and Secretary of the Company who is also President of Americable, and Ronald D. Newman, President of Enstar Networking. The compensation arrangements for Messrs. Flynn and Newman are designed to motivate and reward these executives primarily for the financial performance of the operating subsidiaries for which they perform services, although, certain of Mr. Flynn's compensation is based on his additional responsibilities as an executive officer of the Company.

Base Salaries

     The Committee generally believes executive officers' base salaries should be moderate, yet competitive in relation to salaries commanded by persons in similar positions; however, the Committee also believes that a portion of each executive officer's compensation should be contingent and based on the Company's and such officer's performance.

     In setting an officer's base salary the Company considers the personal performance of the officer, the relative importance of the functions the officer performs, the scope of the officer's ongoing responsibilities and estimated salary levels in effect at comparable companies for comparable positions. The weight given to each of these factors varies between individuals and is a subjective determination by the Committee or, in the case of the named executive officers at the Company's operating subsidiaries, the Company's Chief Executive Officer after consultation with the members of the Committee. In 1998, Mr. Michael's base salary was $180,000 until April

1998, at which time it was reduced to $160,000. In 1998, Mr. Flynn's base salary was $157,500 until April 1998, at which time it was reduced to $145,000. The base salaries were reduced in April 1998 to place more emphasis on cash bonuses as an incentive mechanism, as well as to adjust for a greater emphasis on stock options, which were granted in December 1997.

Cash Bonuses

     Annual bonuses for executives with direct operating responsibility at the Company's operating subsidiaries are designed to reward such executives for personal contributions to the success of such operating subsidiary and generally are earned under a structured formula. Individual performance targets are established based on an annual operating budget, which is submitted for review and approved by the Chief Executive Officer of the Company after consultation with the members of the Committee. At the end of the calendar year, the Chief Executive Officer evaluates actual financial performance against individual performance targets. The potential cash bonuses range from 10% to 40% of the executive's annual base salary, beginning when operating profits exceed minimum levels of performance (80% of budget) and increasing incrementally up to the maximum when the profits equal or exceed a superior performance target (120% of budget).

     The annual cash bonuses for Messrs. Michael and Flynn are largely discretionary based on each such officer's contribution to the achievement of strategic goals of the Company. Mr. Michael received a bonus of $40,000 with respect to 1998 and Mr. Flynn received a bonus of $83,000 with respect to 1998. These bonuses reflect the achievement of strategic goals, in particular the sale of Transition in December 1998 and substantial progress in the sale of certain assets of Enstar Networking during 1998. Mr. Flynn's bonus also reflects the achievement of operating goals at Americable.

Stock Options

     The Company has in the past granted, and may grant in the future, stock options to executive officers in the belief that the limited use of stock options for the Company's corporate staff will motivate executives to achieve positive long-term financial results increasing shareholder value. In 1998, the only executive officer to receive stock options was Thomas S. Wargolet, the former Chief Financial Officer and Secretary. See "Stock Options" below.

     The Company's operating subsidiaries have established separate stock option programs. The Committee believes that the use of separate stock option programs at the operating subsidiary level will cause those persons with operating responsibilities at an operating subsidiary to focus more directly on the performance of such subsidiary.

1998 CEO Compensation

     During 1998, Mr. Jeffrey J. Michael, as President and Chief Executive Officer of ENStar, had overall responsibility for the strategic direction of ENStar and the performance of ENStar's operating subsidiaries. Mr. Michael first was elected President of NSU in December 1990, and was elected President of ENStar at the time of its initial organization.

     Mr. Michael's compensation at ENStar in 1998 consisted of base salary and a cash bonus. Mr. Michael's compensation was determined based on consideration of the factors discussed under the headings "Base Salaries" and "Cash Bonuses" appearing above.

     This report of the Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

     Miles E. Efron
     Richard J. Braun
     Members of the Committee

                               EXECUTIVE COMPENSATION

Summary of Cash and Certain Other Compensation

     The following table provides certain summary information concerning compensation paid or accrued by the Company to or on behalf of the President and Chief Executive Officer and the four other most highly compensated executive officers (the "Named Executive Officers") for each of the last three fiscal years.


                              Summary Compensation Table
                                                Long-Term
                                   Annual Compensation Compensation
                                   ------------------- ------------
                                     Salary     Bonus      Stock      All Other
  Name and Principal Position  Year    ($)       ($)    Options(#)(1) Compensation
------------------------------ ---- --------   -------  ------------- ------------

Jeffrey J. Michael             1998 $165,385   $40,000           0      7,196(2)
   President and Chief         1997  187,654         0     125,000      7,146
    Executive Officer          1996 (3)   --        --      28,500         --

Peter E. Flynn                 1998  148,365    83,000           0      6,590(4)
   Executive Vice President    1997  157,939         0      90,000      6,889
                               1996 (5)   --        --           0         --

C.S. Mondelli                  1998  140,000    48,296           0     51,951(6)
   President and Chief
    Executive Officer,
    Transition Networks        1997  138,058    16,250           0      4,087
                               1996  120,000    24,000      70,000(7)   2,769

Ronald D. Newman               1998  145,385    15,000     125,000(8)   4,010(9)
   President,                  1997  124,000    13,347      20,000(10)  1,718
    Enstar Networking          1996   85,000    10,150      25,000(10)    476


Thomas S. Wargolet             1998   90,000     5,625      50,000      2,869(9)
   Chief Financial Officer     1997   90,000         0           0      4,404
    and Secretary              1996   87,231    26,100      49,250(11)  2,890

---------------

(1) None of the Named Executive Officers held or received any awards of restricted shares.
(2) Consists of $4,800 contributed to the Company's 401(k) plan for the benefit of Mr. Michael and $2,396 of which represents life and disability insurance premiums paid by ENStar for the benefit of Mr. Michael.
(3) During 1996, Mr. Michael did not receive any cash compensation from the Company. Mr. Michael did receive an annual salary of $235,000 from NSU, and $7,196 in other compensation, $4,750 of which represents amounts contributed by NSU for the benefit of Mr. Michael pursuant to NSU's 401(k) plan, and $2,466 of which represents life and disability insurance premiums paid by NSU for the benefit of Mr. Michael.
(4) Consists of $4,451 contributed to the Company's 401(k) plan for the benefit of Mr. Flynn and $2,139 of which represents life and disability insurance premiums paid by ENStar for the benefit of Mr. Flynn.
(5) During 1996, Mr. Flynn did not receive any cash compensation from the Company. Mr. Flynn did receive an annual salary of $161,330 and a bonus of $100,000 from NSU, and $6,889 in other compensation, $4,750 of which represents amounts contributed by NSU for the benefit of Mr. Flynn pursuant to NSU's 401(k) plan, and $2,139 of which represents life and disability insurance premiums paid by NSU for the benefit of Mr. Flynn.
(6) Consists of $4,800 contributed to the Company's 401(k) plan for the benefit of Mr. Mondelli and $47,151 relating to the termination of options to purchase Transition stock in connection with the sale of Transition in December 1998.
(7)  Represents options to purchase shares of Transition common stock
(8)  Represents options to purchase shares of Enstar Networking common stock.
(9) Amount contributed to the Company's 401(k) plan for the benefit of employee.
(10) Represents options to purchase shares of Americable. Such options were terminated in connection with the January 1998 grant of options to purchase Enstar Networking common stock.
(11) Includes options to purchase 35,000 shares of Americable.

STOCK OPTIONS

Option Grants During 1998

     The following table sets forth individual grants of stock options made to the Named Executive Officers during the year ended December 31, 1998:

                                                                             Potential Realizable
                                                                                    Value at
                                                                            Assumed Annual Rates of
                       Number of     Percent of  Exercise                          Stock Price
                       Securities  Total Options Price or                       Appreciation for
                       Underlying    Granted to  Base Price/                     Option Term (1)
                         Options   Employees in    Share       Expiration    ----------------------
    Name                   (#)    Fiscal Year (%)   ($)           Date         5% ($)      10% ($)
---------------------- ---------- --------------- ----------   ----------    ---------    ---------
Jeffrey J. Michael              0           --          --           --            --           --
Peter E. Flynn                  0           --          --           --            --           --
C.S. Mondelli                   0           --          --           --            --           --
Ronald D. Newman          125,000(2)     29%(2)     $ 1.00       1/1/08       $78,612     $199,218
Thomas S. Wargolet         50,000(3)    100%        $ 7.375    12/31/08      $231,905     $587,692

--------------------
(1) The compounding assumes a ten year exercise period for all option grants. The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the Securities and Exchange Commission and do not represent ENStar's estimate or projection of future common stock prices. These amounts represent certain assumed rates of appreciation only. Actual gains, if any, on stock option exercises are dependent on the future performance of the common stock of ENStar and overall stock market conditions. The amounts represented in the table may not necessarily be achieved.

(2) Each option represents the right to purchase one share of common stock of Enstar Networking. The options are all non-qualified stock options. The options become exercisable with respect to one-third of such shares each year over a period of three years from the date of grant and have a term of ten years. To the extent not already exercisable, the options generally become exercisable in the event of a merger in which ENStar is not the surviving corporation, a transfer of all the stock of ENStar, a sale of substantially all the assets, or a dissolution or liquidation, of ENStar.

(3) Each option represents the right to purchase one share of common stock of the Company. The options are all non-qualified stock options. The options become exercisable with respect to 25% of such shares each year over a period of four years from the date of grant and have a term of ten years. To the extent not already exercisable, the options generally become exercisable in the event of a merger in which ENStar is not the surviving corporation, a transfer of all the stock of ENStar, a sale of substantially all the assets, or a dissolution or liquidation, of ENStar.

              AGGREGATED OPTION EXERCISES IN 1998 AND YEAR END OPTION VALUES

     The following table provides information concerning stock option exercises and the value of unexercised options at December 31, 1998, for the Named Executive Officers:

                                          Number  of Securities
                                          Underlying Unexercised           Value of Unexercised
                   Shares                          Options                 In-The-Money Options
                 Acquired On     Value        At End of Year (#)              At Year End ($)
                   Exercise     Realized  --------------------------    --------------------------
      Name          (#)           ($)     Exercisable  Unexercisable    Exercisable  Unexercisable
-----------------  ------       --------  -----------  -------------    -----------  -------------
Jeffrey J. Michael     0        $    0         38,375        115,125     $      0           0
Peter E. Flynn         0             0         28,375         85,125            0           0
C.S. Mondelli(1)       0             0              0              0            0           0
Ronald D. Newman       0             0              0        125,000(2)         0           0
Thomas S. Wargolet     0             0          3,562         60,688            0           0
----------------

(1) Mr. Mondelli's employment terminated in December 1998. See "Summary Compensation Table."

(2)  Represents the right to purchase shares of Enstar Networking.

     Americable and Enstar Networking maintain separate stock option plans.
The exercise price of the options granted pursuant to the plans of the operating subsidiaries are determined by the Board of Directors of the respective operating subsidiaries, based on the then current fair value of the common stock. Pursuant to the terms of the applicable option agreements under the plans, the shares of common stock that may be purchased pursuant to the options are subject to restrictions on transfer and certain repurchase rights by each of the respective issuers and by ENStar, based on a valuation formula. The option agreements also include certain covenants with respect to nondisclosure of confidential information and non-competition.

          Employment Contracts and Termination of Employment Arrangements

     The Company has entered into severance agreements with certain of its officers and employees, including Messrs. Flynn and Michael. Pursuant to Mr. Flynn's agreement, he will be entitled to severance payments and benefits if the Company terminates his employment within twenty-four months following a change in control of the Company or Americable if the termination is by the Company without "cause" or by Mr. Flynn for "good reason," as defined in the agreement. The agreement provides for a lump sum payment equal to twenty-four months of total compensation as in effect prior to the termination plus continuation of benefits for twenty-four months. The agreement also provides that if such a termination of employment occurs that is not in connection with a change in control, Mr. Flynn will be entitled to twelve-months of total compensation and continuation of benefits for twenty-four months. Mr. Flynn will be entitled to a bonus payment equal to 50% of his annual compensation if he continues to be employed with the Company through December 31, 1999 or an earlier date if certain change in control events occur. The Company is obligated to compensate Mr. Flynn for certain taxes and penalties resulting from payments and benefits under the agreement and other arrangements. Pursuant to Mr. Michael's agreement, he will be entitled to severance payments and benefits if the Company terminates his employment within twenty-four months following a change in control if the termination is by the Company without "cause," as defined in the agreement. The events constituting a change in control specifically exclude a change in control relating to a transaction with Mr. Michael and his family members. The agreement provides for a lump sum payment equal to twenty-four months of total compensation as in effect prior to the termination plus continuation of benefits for twenty-four months. The Company is obligated to compensate Mr. Michael for certain taxes and penalties resulting from payments and benefits under the agreement and other arrangements. Mr. Wargolet received a severance payment in the amount of $45,000 pursuant to the terms of an employment agreement in connection with terminating his employment with the Company in March 1999.

                           Related Party Transactions

None.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

     The following table sets forth certain information concerning beneficial ownership of the Common Stock of the Company as of March 20, 1999, with respect to (i) all persons known by the Company to be the beneficial owners of more than 5% of the outstanding Common Stock of the Company, (ii) each director of the Company, (iii) each Named Executive Officer, and (iv) all directors and executive officers as a group.


                                          Amount and
                                          Nature of
                                          Beneficial      Percent
Name of Beneficial Owner                  Ownership(1)    of Class
------------------------------------      ------------    --------
James H. Michael                          1,020,965(2)      34.2%
Jeffrey J. Michael                          916,165(3)      30.3%
Miles E. Efron                              150,467(4)       5.0%
Peter E. Flynn                               34,250(5)       1.1%
Thomas S. Wargolet                            7,925(6)         *
Richard D. Braun                              5,500(7)         *
C.S. Mondelli                                     0            *
Ronald D. Newman                                  0            *
All officers and directors
 as a group (8 persons)                   2,135,272(8)      69.3%
---------------
*Less than one percent

The address for each 5% shareholder is: c/o ENStar Inc., 7450 Flying Cloud Drive, Eden Prairie, Minnesota 55344.

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission ("SEC"), and includes generally voting power and/or investment power with respect to securities. Shares of Common Stock subject to options or warrants currently exercisable within 60 days of the date hereof ("Currently Exercisable Options") are deemed outstanding for computing the percentage beneficially owned by the person holding such options, but are not deemed outstanding for computing the percentage beneficially owned by any other person.
(2) Includes 962,164 shares of Common Stock held by 4J2R1C Limited Partnership, as to which Mr. James H. Michael, as managing general partner, exercises sole voting and dispositive power. Mr. James H. Michael has disclaimed any beneficial ownership of the shares beneficially owned by Mr. Jeffrey J. Michael. Also includes 5,500 shares of Common Stock issuable pursuant to Currently Exercisable Options.

(3) Includes 865,666 shares of Common Stock held by 3J2R Limited Partnership, as to which Mr. Jeffrey J. Michael, as general partner, exercises sole voting and dispositive power. Mr. Jeffrey J. Michael has disclaimed any beneficial ownership of the shares beneficially owned by Mr. James H. Michael. Includes 45,500 shares of Common Stock issuable pursuant to Currently Exercisable Options.
(4) Includes 5,500 shares of Common Stock issuable pursuant to Currently Exercisable Options.
(5) Consists of 34,250 shares of Common Stock issuable pursuant to Currently Exercisable Options.
(6) Includes 7,125 shares of Common Stock issuable pursuant to Currently Exercisable Options.
(7) Consists of 5,500 shares of Common Stock issuable pursuant to Currently Exercisable Options.
(8) Shares shown as beneficially owned include 103,375 shares not outstanding, but which may be acquired pursuant to Currently Exercisable Options.

                       COMPARATIVE STOCK PERFORMANCE

     The following graph and table compare the percentage change in the cumulative total shareholder return on ENStar's Common Stock during the period beginning March 3, 1997 and ending December 31, 1998, with the cumulative total return on each of the S&P 500 Index, the S&P Healthcare Sector Index and the S&P Computers (Networking) Index. The component S&P indices represent indices relating to ENStar's operating subsidiaries (S&P Computers Networking Index) and ENStar's investment in CorVel Corporation (S&P Healthcare Sector Index). The comparison assumes $100 was invested on March 3, 1997 in ENStar's Common Stock and in each of the foregoing indices and assumes reinvestment of dividends.

                                      3/3/97       12/31/97     12/31/97
                                     --------      --------     --------
     ENStar Inc.                        100           91            85
     S&P 500                            100          125           160
     S&P Computers (Networking)         100          129           278
     S&P Healthcare Sector              100          128           184


          SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's directors, executive officers, certain employees and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and changes in ownership of Common Shares and other equity securities of the Company.
Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with all Section 16(a) forms they file.

     To the Company's knowledge, all Section 16(a) filing requirements applicable to officers, directors and greater than ten percent shareholders were satisfied during fiscal 1998.

                                     AUDITORS

     The Board of Directors of the Company has appointed Grant Thornton as independent auditors for the Company for the year ending December 31, 1999. Grant Thornton audited the financial statements of the Company for the year ended December 31, 1998. Representatives of Grant Thornton will be present at the Annual Meeting and will be given an opportunity to make a statement, if they desire to do so, and to respond to appropriate questions raised at the meeting.

                                    OTHER MATTERS

     The Board of Directors does not intend to present to the meeting any matter not referred to above and does not presently know of any matters that may be presented to the meeting by others. If other matters come before the meeting, however, the proxy holders have discretionary authority to vote the proxy in accordance with their best judgment.

                              PROPOSALS OF SHAREHOLDERS

     The proxy rules of the Securities and Exchange Commission permit shareholders, after timely notice to issuers, to present proposals for shareholder action in issuer proxy statements where such proposals are consistent with applicable law, pertain to matters appropriate for shareholder action and are not properly omitted by company action in accordance with proxy rules. The Company's annual meeting of shareholders for the year ending December 31, 1999 is expected to be held on or about July 13, 2000. Shareholder proposals for that meeting, under Rule 14a-8 of the Securities and Exchange Commission's proxy rules, must be prepared in accordance with the proxy rules and received by the Company on or before February 5, 2000. Any other shareholder proposals intended to be presented at the 1999 annual meeting must be received by the Company on or before April 20, 2000.

                                       By Order of the Board of Directors

                                       /s/ JEFFREY J. MICHAEL
                                       ----------------------
                                       Jeffrey J. Michael
                                       President and Chief Executive Officer

June 4, 1999

                                 [FRONT OF CARD]

                                   ENStar Inc.

                     PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
                              TO BE HELD JULY 13, 1999
             THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned, hereby appoints Jeffrey J. Michael and Peter E. Flynn, as proxies, each with the power to appoint a substitute, and hereby authorizes them to present and to vote, as designated below, all shares of common stock of ENStar Inc. (the "Company") the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company, to be held on July 13, 1999, and at all adjournments thereof:

1.  ELECTION OF DIRECTORS

         FOR all nominees listed below          WITHHOLD AUTHORITY to vote for
    (except as marked to the contrary below)       all nominees listed below

    (INSTRUCTION:  TO WITHHOLD AUTHORITY FOR ANY INDIVIDUAL NOMINEE, STRIKE
     A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.)

    James H. Michael, Miles E. Efron, Richard J. Braun, Jeffrey J. Michael

2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

                                   [BACK OF CARD]

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL OF THE ABOVE ITEMS.

                                        INSTRUCTIONS:  Please sign exactly as
                                        your name appears on the label affixed
                                        hereto.  When shares are held by joint
                                        tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in the full corporate name by an authorized officer. If a partnership, please sign in partnership name by authorized person.

                                        Dated                    , 1999
                                                -----------------

                                        Signature
                                                 -----------------------

                                        Please print name
                                                 -----------------------

                                        Signature if held jointly
                                                 -----------------------

                                        Please print name
                                                 -----------------------

Please mark, sign, date and return this Proxy promptly. A return envelope is enclosed for your convenience.